            As filed with the Securities and Exchange Commission on June   ,1996
                                                       Registration No. 33-_____

================================================================================

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                          NETFRAME SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                            77-0081278
       (State of Incorporation)       (I.R.S. Employer Identification No.)

                                1545 Barber Lane
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)

                               -----------------

                             1992 STOCK OPTION PLAN
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                               -----------------

                                  DAN MCCAMMON
              Vice President, Chief Financial Officer and Secretary

                          NETFRAME SYSTEMS INCORPORATED
                                1545 Barber Lane
                           Milpitas, California 95035
                                 (408) 474-1000
            (Name, Address and Telephone Number, Including Area Code,
                              of Agent For Service)

                               -----------------

                                    Copy to:
                               RICHARD HART, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                  Proposed      Proposed
Titles of                                         Maximum       Maximum        Amount
Securities                          Amount        Offering      Aggregate      of
to be                               to be         Price Per     Offering       Registration
Registered                          Registered    Unit*         Price*         Fee*
- -------------------------------------------------------------------------------------------
Common Stock,
$.001 par value

- - Issued under
  1992 Stock Option Plan              150,000      $4.375        $  656,250.00   $226.29

  Employee Stock Purchase Plan        500,000      $4.375        $2,187,500.00   $754.31

     TOTAL                            650,000      $4.375        $2,843,750.00   $980.60
                                      =======
========================================================================================

* Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee on the basis of $4.375, which is the average of the high and low prices of Registrant's Common Stock as reported on the NASDAQ National Market Systems on June 26, 1996.

                                      (ii)

                         NETFRAME SYSTEMS INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         1. Registration Statement on Form S-8 dated June 14, 1994, Registration No. 33-80194.

         2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996.

         4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on April 16, 1992, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on June 3, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES

              Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Board of Directors of the Registrant has authorized the purchase of liability insurance for its officers and directors.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' liability insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Registrant believes that its Amended and Restated Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

Item 8.  EXHIBITS

         Exhibit
         Number             Document

         4.1           1992 Stock Option Plan, as amended through June 1996.

         4.2*          1992 Employee Stock Purchase Plan, as amended through
                       June 1996.

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1          Consent of Ernst & Young LLP, Independent Auditors.

         23.2          Consent of Counsel (contained in Exhibit 5.1).

         24.1          Power of Attorney (See page 5).

         -----------
         * Incorporated by reference to Registration Statement on Form S-8 (File No. 33-80194) dated June 14, 1994.

Item 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, NetFRAME Systems Incorporated, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 28th day of June, 1996.

                                         NETFRAME SYSTEMS INCORPORATED


                                         By: /s/ DAN McCAMMON
                                             -------------------------
                                             Dan McCammon,
                                             Vice President,
                                             Chief Financial Officer
                                             and Secretary

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Puette and Dan McCammon, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                            Date
          ---------                              -----                            ----

/s/ ROBERT L. PUETTE                      Chairman of the Board,              June 28, 1996
- ------------------------------            President and Chief
Robert L. Puette                          Executive Officer
                                          (Principal Executive
                                          Officer)

/s/ DAN McCAMMON                          Vice President,                     June 28, 1996
- ------------------------------            Chief Financial Officer
Dan McCammon                              and Secretary
                                          (Principal Accounting
                                          and Financial Officer)


/s/ GORDON E. EUBANKS, JR.                Director                            June 28, 1996
- ------------------------------
Gordon E. Eubanks, Jr.


/s/ JAMES P. LALLY                        Director                            June 28, 1996
- ------------------------------
James P. Lally


/s/ EDWARD R. KOZEL                       Director                            June 28, 1996
- ------------------------------
Edward R. Kozel

================================================================================






                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                                   ----------


                          NetFRAME SYSTEMS INCORPORATED

                                   ----------

                                    EXHIBITS

                                   ----------




================================================================================

                               INDEX TO EXHIBITS

Exhibit
Number                    Description

 4.1        1992  Stock Option Plan,
            as amended through June 1996

 5.1        Opinion of counsel as to legality of
            securities being registered

 23.1       Consent of Ernst & Young LLP, Independent
            Auditors

 23.2       Consent of Counsel (contained in
            Exhibit 5.1)

 24.1       Power of Attorney (See page 5)